UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

ALPHA CAPITAL ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40080	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Avenue of the Americas, 16thFloor New York, New York, 10020
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 838-4533

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	ASPC	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ASPCW	The Nasdaq Capital Market
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ASPCU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K, on August 2, 2022, Alpha Capital Acquisition Company (the “Company”, “Alpha” or “we”) convened an extraordinary general meeting (the “General Meeting”) to approve, among other things, the previously announced business combination of the Company and Semantix Tecnologia em Sistema de Informação S.A (the “Business Combination”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders of the Company at the General Meeting:

		Votes For	Votes Against	Abstentions
1.	A proposal to, as a special resolution, authorize, approve and confirm in all respects the transactions contemplated by the Business Combination Agreement, dated as of November 16, 2021 (as may be amended, supplemented, or otherwise modified from time to time), by and among Alpha Capital Acquisition Company, Alpha Capital Holdco Company, Alpha Merger Sub I Company, Alpha Merger Sub II Company, Alpha Merger Sub III Company and Semantix Tecnologia em Sistema de Informação S.A., pursuant to which, among other things, Semantix Tecnologia em Sistema de Informação S.A. and Alpha Capital Acquisition Company will become wholly owned subsidiaries of Alpha Capital Holdco Company, on the terms and conditions set forth therein;	19,286,974	3,865,840	12,355

		Votes For	Votes Against	Abstentions
2.	A proposal to, as a special resolution, authorize, approve and confirm in all respects (i) the Plan of Merger, (ii) Alpha Capital Acquisition Company’s entry into the Plan of Merger, and (iii) the merger of Alpha Merger Sub I Company with and into Alpha Capital Acquisition Company, with Alpha Capital Acquisition Company surviving the merger as a wholly owned subsidiary of Alpha Capital Holdco Company;	19,286,974	3,865,840	12,355

		Votes For	Votes Against	Abstentions
3.	A proposal to, as a special resolution, the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3A;	20,835,308	2,317,411	12,450

		Votes For	Votes Against	Abstentions
4.	A proposal to, as a special resolution, approve the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3B;	20,835,403	2,317,411	12,355

		Votes For	Votes Against	Abstentions
5.	A proposal to, as a special resolution, approve the principal differences between the existing amended and restated memorandum and articles of association of Alpha Capital Acquisition Company and the amended and restated memorandum and articles of association of Alpha Capital Holdco Company as attached to the accompanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3C;	20,835,403	2,317,411	12,355

Based upon the submission of proxies and ballots, a majority of the shares of Alpha ordinary shares issued and outstanding and entitled to vote at the close of business on the record date were present at the General Meeting by proxy or by attendance via the virtual meeting website, which constituted a quorum. Proposal 1 was approved by the required vote. Proposal 2 was approved by the required vote. Proposal 3 was approved by the required vote. Proposal 4 was approved by the required vote. Proposal 4 was approved by the required vote. Proposal 5 was approved by the required vote.

Item 8.01.	Other Events.

In connection with the shareholder vote at the General Meeting, Alpha’s public shareholders had the right to elect to redeem all or a portion of their Class A ordinary shares for a per share price calculated in accordance with Alpha’s organizational documents. Alpha’s public shareholders holding 19,622,439 Class A ordinary shares validly elected to redeem their public shares as of 5:00 p.m., Eastern Time, on August 2, 2022.

On August 2, 2022, Alpha issued a press release announcing the results of the General Meeting. A copy of the press release is attached as Exhibit 99.1.

The Closing is expected to occur on or about August 3, 2022, subject to the satisfaction or waiver of the conditions with respect to the Business Combination.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 2, 2022.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alpha Capital Acquisition Company

Dated: August 2, 2022	/s/ Rahim Lakhani
Rahim Lakhani
Chief Financial Officer